
                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                              Three Months Ended
                                                                     March 31,            For the Year Ended December 31,
                                                           ------------------------------ ------------------------------
                                                               2005            2004            2004            2003
                                                           --------------- -------------- -------------- --------------
                                                                             (amounts in thousands, except ratios)
Net income...........................................         $  96,411      $  69,067      $ 366,213       $ 336,653
     Add:  Minority interest in income...............            10,644         20,620         49,913          43,703
     Less:  Minority interests in income which do not
        have fixed charges...........................            (4,305)       (3,913)       (17,099)        (13,610)
        Less: Equity in earnings of investments......            (5,678)        (4,057)       (22,564)        (24,966)
        Add:  Cash distributions from investments....             4,537          5,014         20,961          17,754
        Less:  Impact of Discontinued Operations.....            (1,015)           151          1,229          (3,522)
                                                           --------------- -------------- -------------- --------------
Adjusted net income..................................           100,594         86,882        398,653         356,012
     Interest expense................................             1,663            100            760           1,121
                                                           --------------- -------------- -------------- --------------
Total earnings available to cover fixed charges......         $ 102,257      $  86,982      $ 399,413       $ 357,133
                                                           =============== ============== ============== ===============

 Total fixed charges - interest expense (including
   capitalized interest).............................         $   2,328      $   1,225      $   4,377       $   7,131
                                                           =============== ============== ============== ===============

Cumulative Preferred Stock dividends.................         $  40,413      $  38,042      $ 157,925       $ 146,196
Preferred partnership unit distributions.............             5,375         14,554         30,423          26,906
                                                           --------------- -------------- -------------- --------------
Total preferred distributions, prior to EITF Topic D-42          45,788         52,596        188,348         173,102
     Allocations pursuant to EITF Topic D-42                      2,778          5,786         10,787           7,120
                                                           --------------- -------------- -------------- --------------
Total preferred distributions, including EITF Topic D-42      $  48,566      $  58,382      $ 199,135       $ 180,222
                                                           =============== ============== ============== ===============

Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............         $  48,116      $  53,821      $ 192,725       $ 180,233
                                                           =============== ============== ============== ===============

Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............         $  50,894      $  59,607      $ 203,512       $ 187,353
                                                           =============== ============== ============== ===============

 Ratio of earnings to fixed charges..................             43.92x         71.01x         91.29x          50.08x
                                                           =============== ============== ============== ===============

 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.              2.13x          1.62x          2.07x           1.98x
                                                           =============== ============== ============== ===============

 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42              2.01x          1.46x          1.96x           1.91x
                                                           =============== ============== ============== ===============


                                                                        For the Year Ended December 31,
                                                        -------------------------------------------
                                                               2002            2001           2000
                                                        ---------------   -------------    -----------
                                                               (amounts in thousands, except ratios)
Net income...........................................       $ 318,738       $ 324,208       $ 297,088
     Add:  Minority interest in income...............          44,087          46,015          38,356
     Less:  Minority interests in income which do not
        have fixed charges...........................         (14,307)        (11,243)        (10,549)
        Less: Equity in earnings of investments......         (29,888)        (38,542)        (39,319)
        Add:  Cash distributions from investments....          19,496          24,124          16,984
        Less:  Impact of Discontinued Operations.....          11,476           1,297           1,131
                                                        ---------------   -------------    -----------
Adjusted net income..................................         349,602         345,859         303,691
     Interest expense................................           3,809           3,227           3,293
                                                        ---------------   -------------    -----------
Total earnings available to cover fixed charges......       $ 353,411       $ 349,086       $ 306,984
                                                        ===============   =============    ===========

 Total fixed charges - interest expense (including
   capitalized interest).............................       $  10,322       $  12,219       $  13,071
                                                        ===============   =============    ===========

Cumulative Preferred Stock dividends.................       $ 148,926       $ 117,979       $ 100,138
Preferred partnership unit distributions.............          26,906          31,737          24,859
                                                        ---------------   -------------    -----------
Total preferred distributions, prior to EITF Topic D-42       175,832         149,716         124,997
     Allocations pursuant to EITF Topic D-42                    6,888          14,835               -
                                                        ---------------   -------------    -----------
Total preferred distributions, including EITF Topic D-42    $ 182,720       $ 164,551       $ 124,997
                                                        ===============   =============    ===========

Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............       $ 186,154       $ 161,935       $ 138,068
                                                        ===============   =============    ===========

Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............       $ 193,042       $ 176,770       $ 138,068
                                                        ===============   =============    ===========

 Ratio of earnings to fixed charges..................           34.24x          28.57x          23.49x
                                                        ===============   =============    ===========

 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.            1.90x           2.16x           2.22x
                                                        ===============   =============    ===========

 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42            1.83x           1.97x           2.22x
                                                        ===============   =============    ===========


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


Supplemental Disclosure of Ratio Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") to Fixed Charges (a):

                                                                             Three Months Ended
                                                                                  March 31,         For the Year Ended December 31,
                                                                            ------------------------ ------------- ---------------
                                                                             2005          2004           2004          2003
                                                                            ----------- ------------ ------------- ---------------
                                                                                         (amounts in thousands, except ratios)

Net income...........................................................      $  96,411     $  69,067      $ 366,213     $ 336,653
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................               -            -         (2,288)       (5,378)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................         (1,265)          943         (4,544)         (187)
     Add:  Depreciation and amortization.............................         48,005        46,848        184,345       188,003
     Less:  Depreciation allocable to minority interests.............         (1,320)       (1,575)        (6,046)       (6,328)
     Add:  Depreciation included in equity in earnings of real estate
        entities.....................................................          8,685         8,275         33,720        27,753
     Add:  Minority interest - preferred.............................          6,249        16,617         32,486        26,906
     Add:  Interest expense..........................................          1,663           100            760         1,121
                                                                            ----------- ------------ ------------- ---------------
EBITDA available to cover fixed charges..............................      $ 158,428      $140,275      $ 604,646     $ 568,543
                                                                            =========== ============ ============= ===============

 Total fixed charges - interest expense (including capitalized
   interest).........................................................       $   2,328     $   1,225     $   4,377     $   7,131
                                                                            =========== ============ ============= ===============

Cumulative Preferred Stock dividends.................................       $  40,413     $  38,042     $ 157,925     $ 146,196
Preferred partnership unit distributions.............................           5,375        14,554        30,423        26,906
                                                                            ----------- ------------ ------------- ---------------
Total preferred distributions, prior to EITF Topic D-42..............          45,788        52,596       188,348       173,102
     Allocations pursuant to EITF Topic D-42.........................           2,778         5,786        10,787         7,120
                                                                            ----------- ------------ ------------- ---------------
Total preferred distributions, including EITF Topic D-42.............       $  48,566     $  58,382     $ 199,135     $ 180,222
                                                                            =========== ============ ============= ===============

Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................       $  48,116     $  53,821     $ 192,725     $ 180,233
                                                                            =========== ============ ============= ===============

Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................       $  50,894     $  59,607     $ 203,512     $ 187,353
                                                                            =========== ============ ============= ===============

 Ratio of earnings to fixed charges..................................           68.05x       114.51x       138.14x        79.73x
                                                                            =========== ============ ============= ===============

 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................            3.29x         2.61x         3.14x         3.15x
                                                                            =========== ============ ============= ===============

 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................            3.11x         2.35x         2.97x         3.03x
                                                                            =========== ============ ============= ===============




                                                                                        For the Year Ended December 31,
                                                                        ------------- ----------  ---------------
                                                                           2002          2001           2000
                                                                        ------------- ----------  ---------------
                                                                             (amounts in thousands, except ratios)

Net income...........................................................    $ 318,738     $ 324,208      $ 297,088
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................        2,541        (4,091)          (576)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................       (3,737)            -         (3,210)
     Add:  Depreciation and amortization.............................      181,648       168,061        148,967
     Less:  Depreciation allocable to minority interests.............       (8,087)       (7,847)        (7,138)
     Add:  Depreciation included in equity in earnings of real estate       27,078        25,096         21,825
        entities.....................................................
     Add:  Minority interest - preferred.............................       26,906        31,737         24,859
     Add:  Interest expense..........................................        3,809         3,227          3,293
                                                                        ------------- ----------  ---------------
EBITDA available to cover fixed charges..............................    $ 548,896     $ 540,391      $ 485,108
                                                                        ============= ==========  ===============

 Total fixed charges - interest expense (including capitalized
   interest).........................................................    $  10,322     $  12,219      $  13,071
                                                                        ============= ==========  ===============

Cumulative Preferred Stock dividends.................................    $ 148,926     $ 117,979      $ 100,138
Preferred partnership unit distributions.............................       26,906        31,737         24,859
                                                                        ------------- ----------  ---------------
Total preferred distributions, prior to EITF Topic D-42..............      175,832       149,716        124,997
     Allocations pursuant to EITF Topic D-42.........................        6,888        14,835              -
                                                                        ------------- ----------  ---------------
Total preferred distributions, including EITF Topic D-42.............    $ 182,720     $ 164,551      $ 124,997
                                                                        ============= ==========  ===============

Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................    $ 186,154     $ 161,935      $ 138,068
                                                                        ============= ==========  ===============

Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................    $ 193,042     $ 176,770      $ 138,068
                                                                        ============= ==========  ===============

 Ratio of earnings to fixed charges..................................        53.18x        44.23x         37.11x
                                                                        ============= ==========  ===============

 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................         2.95x         3.34x          3.51x
                                                                        ============= ==========  ===============

 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................         2.84x         3.06x          3.51x
                                                                        ============= ==========  ===============

(a)  EBITDA  represents  earnings  prior  to  interest,  taxes,   depreciation,
amortization,  gains  on sale of  real  estate  assets  and the  impact  of the application  of EITF Topic  D-42.  This  supplemental  disclosure  of EBITDA is included  because  financial  analysts  and  other  members  of the  investment
community   consider   coverage   ratios  for  real  estate   companies   on  a
pre-depreciation basis.

                                  Exhibit 12